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                                                                   Exhibit 10.11

                              WORLDWIDE DATA, INC.
                                36 Toronto Street
                                    Suite 250
                         Toronto, Ontario, Canada M5C2C5

            PURCHASE AGREEMENT made as of this 27th day of February, 1998, between Worldwide Data, Inc. (the "Company"), a Delaware corporation, and the purchaser named on the signature page hereto (the "Purchaser").

            WHEREAS, the Company is engaged in the business of providing Internet-based services, including internet access services and the creation of intranets for corporations, and the Company is currently developing an on line trading service, a service which will enables users to send faxes via the Internet, and a service which will allow users to make voice calls via the Internet (the "Business");

            WHEREAS, in order to finance the marketing and further development of the Business, the Company wishes to issue and sell to the Purchasers, and the Purchasers wish to purchase from the Company, on the Closing Date (as herein defined), (i) an aggregate of up to 20,000 shares of the Company's common stock (the "Shares"), up to 440,000 Class A stock purchase warrants (the "Class A Warrants") and up to 900,000 Class B stock purchase warrants (the "Class B Warrants", together with the Class A Warrants, the "Warrants"), all on the terms and subject to the conditions hereinafter set forth; and

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

1. ISSUANCE AND SALE OF THE SHARES AND WARRANTS; REPRESENTATIONS BY PURCHASER

      1.1 Subject to the terms and conditions set forth herein, on the Closing Date, the Company shall issue and the Purchaser hereby agrees to purchase from the Company, such number of the Company's Units as is set forth upon the signature page hereof (the "Units") at a purchase price of five dollars ($5.00) per Unit and the Company agrees to sell such Units to the Purchaser for said price. Each Unit will consist of one share of the Company's common stock, par value $.001 (the "Common Stock"), twenty-two (22) Class A Warrants, substantially in the form attached hereto as Exhibit A, each to purchase a share of the Company's Common Stock on or before thirty-one (31) days after the Closing Date, at an exercise price of $1.50 per share (the "Class A Purchase Price") and forty-five (45) Class B Warrants, substantially in the form attached hereto as Exhibit B, each to purchase a share of the Company's Common Stock at any time after April 5, 1999 and expiring on April 5, 2001, at
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an exercise price of $1.00 per share (the "Class B Purchase Price").

            Subject to the terms and conditions set forth herein, within thirty-one (31) days of the Closing Date, the Company shall issue and deliver to each Purchaser certificates in definitive form, registered in the name of such Purchaser or such Purchaser's nominee, evidencing the Shares and the Warrants so issued and sold to such Purchaser hereunder. The Purchaser further agrees that payment for the Units shall be made to the Company, in accordance with any instructions from the Company regarding such payment, in good funds on or before March 2, 1998 (the "Closing Date"). To exercise the Warrants, the Purchaser shall deliver to the Company a duly completed Notice of Exercise (in the form attached to the Class A Warrant or the Class B Warrant) and payment of the Class A Purchase Price or Class B Purchase Price, as applicable. This offering is not conditioned on any minimum number of Units being sold.

            On or before the Closing Date, the Company shall exchange its capital stock for the capital stock of Worldwide Online Corp. a Canadian company ("Worldwide Canada") and as a result, Worldwide Canada will become a wholly-owned subsidiary of the Company which will continue to operate as a Canadian company.

      1.2 The Purchaser acknowledges that it (a) is acquiring the Units for its own account, for investment only; (b) either alone or together with its advisors, has sufficient knowledge and experience in business, investment and financial matters to evaluate the merits and risks of this investment; and (c) is able to bear the substantial economic risks of this investment and, at the present time, could afford a complete loss of such investment.

      1.3 The Purchaser represents that is has been furnished by the Company, during the course of this transaction, with all information regarding the Company and its principals which he or she had requested or desired to know; that all documents which could be reasonably provided have been made available for the Purchaser's inspection and review; and that the Purchaser has been afforded the opportunity to ask questions of and receive answers from duly authorized officers and/or other representatives of the Company concerning the terms and conditions of the sale of Units, along with any additional information which it had requested.

      1.4 The Purchaser acknowledges that it is aware that this sale of Units has not been reviewed by the Securities and Exchange Commission ("SEC") because of the Company's representations that it is intended to be a nonpublic sale pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act") and the provisions of Rule 504 of Regulation D thereunder, or otherwise exempt from registration under the Act and that, in the event that the Company becomes a reporting company under the Securities Exchange Act of 1934, the exemption from registration under Rule 504 shall no longer be available and the shares underlying the Class B Warrants would not be exempt from registration.
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      1.5 The Purchaser represents that it is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Act.

      1.6 The Purchaser recognizes that an investment in the Company involves a high degree of risk, acknowledges that he or she may lose his or her entire investment and has full cognizance of and understands the risk factors related to an investment in the Company, which include, but are not limited to:

            (a) Acquisition of Worldwide Online Corp. The Company was incorporated in 1995. On or before the Closing Date the Company will effect a share exchange with Worldwide Canada, as a result of which Worldwide Canada will become a wholly-owned subsidiary of the Company. Prior to the purchase of the capital stock of Worldwide Canada, the Company has had no significant business activities. The Company's only present asset is ownership of 264,706 shares of common stock of Worldwide Canada, which is equal to approximately 15% of the outstanding Common Stock of Worldwide Canada. Consequently, the Company will be subject to all the risks inherent in the business of Worldwide Canada.

            (b) Acquisition of Worldwide Canada Not an Arms-Length Transaction. Bronson Conrad, together with entities with which he is affiliated, beneficially owns a controlling interest in Worldwide Canada and the Company and, as a result, the share exchange between worldwide Data and the Company was not an arms-length transaction.

            (c) Development-Stage Company. The Company, through Worldwide Online, provides an internet-access service, creates intranets for corporations, is in the process of establishing an on-line service which will allow users to buy and sell securities from their personal computers and is presently commercializing a service which enables users to send faxes via the Internet on a cost effective basis. In addition, Worldwide Canada is in the process of developing a service which will allow users to make voice calls via the Internet. The likelihood of success of the Company must he considered in light of the problems, costs and delays encountered in connection with the development of new businesses in a rapidly evolving industry characterized by intense competition and an increasing and substantial number of new market entrants and new Internet products and services. No assurance can be given that the Company will generate sufficient revenues to sustain its operations or become profitable.

            (d) Limited Revenues; Losses. Neither the Company nor Worldwide Canada has generated any meaningful revenues. For the fiscal year ended December 31, 1997, Worldwide Canada had revenues of approximately $500,000. For the period from


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      inception to the date hereof, both the Company and Worldwide Canada have incurred losses and its is anticipated that the Company and Worldwide Canada will continue to incur significant losses until, at the earliest, the Company and/or Worldwide Canada generate significant revenue from Worldwide Canada's Intranet-based services. There can be no assurance that the Company and/or Worldwide Canada will generate meaningful revenues or achieve profitable operation.

            (e) Business Plan. The Company's proposed plan of operation and prospects will be largely dependant upon the Company's continuing ability to create intranets for corporations and to provide real-time on-line stock trading services to subscribers, as well as its ability to market its on-line fax service, WorldFAX, and its ability to develop and market is on-line voice calling service, WorldVOICE, on a timely and cost effective basis. The Company has limited experience in commercializing new Intranet products and services and there is limited information available concerning the potential performance or market acceptance of the services. There can be no assurance that the Company will be able to successfully implement its business plan or that unanticipated problems, expenses or technical difficulties will not occur which would result in discontinuation of services the Company is providing or material delays in the implementation of services under development.

            (f) Dependence on Offering Proceeds; Uncertainty of Future Capital Needs. The capital requirements relating to implementation of the Company's business plan will be significant. The Company is dependant on the proceeds of this offering in order to fully implement its proposed plan of operation. The Company may need to raise additional funds through public or private offerings or equity financings in order to take advantage of unanticipated opportunities. including rapid expansion. If additional funds are raised through the issuance of equity securities, the percentage ownership of the then current stockholders may be reduced or such equity securities may possess rights senior to the holders of the Common Stock. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. In addition, the consummation of this offering is not contingent upon a minimum number of Units being sold. Consequently, if a limited number of Units are sold, the Company my not have sufficient resources to meet its business plan or capital needs in the short term, which would materially and adversely affect the Company's operations.

            (g) New Industry; Uncertainty or Market Acceptance. The Internet services industry is characterized by a limited operating history and a high rate of business failures. Because the market is relatively new and current and future


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      competitors are likely to introduce competing Internet-based services, it is difficult to predict the rate at which the market will grow or at which new or increased competition will result in market saturation.

            (h) Possible Service Interruptions. The Company's operations require that its telecommunications networks operate on a continuous basis. It is possible that the Company's telecommunications networks may from time to time experience service interruptions or equipment failures. Service interruptions or equipment failures resulting in material delays would adversely effect the confidence of users of the services as well as the Company's business operations and reputation.

            (i) Capacity Constraints; System Failure and Security Risks. The Company's operations will depend upon the capacity, reliability and security of its network infrastructure. The Company currently has limited network capacity and will be required to continually expand its network infrastructure. Expansion of the Company's infrastructure will require significant financial, operational and management resources. There can be no assurance that the Company will be able to expand its infrastructure on a timely basis, at a commercially reasonable price, or at all. The Company's operations will also be dependent on the Company's ability to protect its computer equipment against damage from fire, power loss, telecommunications failures and similar events. The Company's network infrastructure will be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with the Company's computer systems. Computer viruses or problems caused by third parties could lead to material interruptions, delays or cessation in services. Inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in the computer systems of users. Security and privacy concerns of users may limit the Company's ability to successfully market its services.

            (j) Technological Change. The market for Internet-based services is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new software and service introductions. There can be no assurance that the Company can successfully identify new product and service opportunities as they develop and bring new products and services to market in a timely manner or that software, services or technologies developed by others will not render the Company's services or technologies noncompetitive, obsolete or less marketable. The Company presently does not have any proprietary applications software. The Company's business is also subject to fundamental changes in the way Internet-based services are delivered.


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            (k) Competition; Minimal Barriers to Entry. The market for Internet based services is extremely competitive. There are no substantial barriers to entry, and the Company expects that competition will intensify in the near future. The Company believes that success will depend upon a number of factors, including market presence, capacity, reliability and security of its network infrastructure. Furthermore, the Company will have to compete with the pricing policies of competitors and suppliers, the timing and introduction of new products and industry and general economic trends.

            The Company expects that all of the major on-line services and telecommunications companies will compete fully in the Internet-based services market. The Company believes that new competitors, including large computer hardware, software, media and other technology and telecommunications companies will enter the Internet-based services market, resulting in even greater competition. Such companies are larger and substantially more established, with far greater resources and financial capabilities than the Company.

            The Company anticipates that it will encounter significant pricing pressure, which in turn could result in reductions in the average selling price of the Company's services. Large telecommunications corporations may be able to reduce the communications costs involved in providing internet-based services. There can be no assurance that the Company will be able to offset the effects of any such price reductions.

            (l) Limited Sales Force. The Company has a limited sales force and does not have established distribution channels for its products or services. No assurance can be given as to the ability of the Company to establish or generate sufficient demand for its services, and the inability of the Company to do so would have a material adverse effect on the Company's business, financial condition and operating results.

            (m) Dependence on Suppliers. The Company relies on other companies to supply certain key components of its network infrastructure, including telecommunications and networking equipment. There can be no assurance that the Company will be able to obtain such services on the scale and within the time frame required at a reasonable cost, or at all. The inability to do so would have a material adverse effect on the Company's business, financial condition and results of operations.

            (n) Dependence Upon Key Personnel; Bronson Conrad. The Company depends upon the services of Bronson Conrad, its President and Chief Executive Officer. The loss of Mr.


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      Conrad's services would be detrimental to the Company's prospects. The
      Company does not contemplate obtaining "keyman" life insurance with respect to Mr. Conrad.

            (o) Limited Intellectual Property Protection. The Company relies on a combination of copyright and trademark laws, trade secrets and software security measures to protect its proprietary information. The Company currently has no registered copyrights or patents or patent applications pending. It may be possible for unauthorized third parties to copy aspects of, or otherwise obtain and use, the Company's proprietary information without authorization.

            (p) Broad Discretion in Application of Proceeds. The estimated net proceeds of this offering have been allocated to working capital and general corporate purposes. Accordingly, the Company's management will have broad discretion as to the application of such proceeds.

            (q) NASDAQ's OTC Bulletin Board Service; Risks Relating to Low Priced Stocks. The Company's Common Stock currently trades on NASDAQ's OTC Bulletin Board Service. Such market is characterized by limited and episodic trading and limited liquidity. Investors could find it difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's Common Stock.

            (r) Possible Inapplicability of Rule 504 Exemption to Class B Warrants. The sale of the Units is intended to be exempt form registration pursuant to Section 4(2) of the Act and the provisions of Rule 504 of Regulation D thereunder. In the event that the Company becomes a reporting company under the Federal securities laws prior to the exercise of the Class B Warrants, the Class B Warrants will not be eligible for the exemption from registration under Rule 504 and, unless the Company registers the Common stock underlying the Class B Warrants, the Class B Warrants will not be exercisable.

            (s) Control by Bronson Conrad; Disproportionate Voting Rights. Following completion of the offering, Bronson Conrad, together with entities with which he is affiliated will beneficially own, in the aggregate, over approximately 15% of the Company's fully diluted Common stock on an as-converted basis. As a result, Mr. Conrad has the ability to substantially influence or control the election of a majority of directors and other actions by stockholders with respect to the business and affairs of the Company.

      1.7 The Purchaser is not taking, and will not take or cause to be taken, any action that would cause the Purchaser to be deemed an underwriter, as defined in Section 2(11) of the Act with respect to the Units, other than to the extent the undersigned may be


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deemed to be an underwriter in connection with sales by it of Units registered under the Act.

      1.8 The Purchaser understands that the Units are being offered and sold in reliance on specific exemptions from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Units.

      1.9 The Purchaser has the full right, power and authority to enter into this agreement. The execution, delivery and performance of this agreement by the Purchaser has been duly end validly authorized and approved by all necessary corporate action, if any. This agreement is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally and/or (b) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      1.10 The Purchaser maintains a domicile or business at the address shown on the signature page of this Agreement, at which address and in compliance with the local laws of which the Purchaser has subscribed for the Units hereunder.

      1.11 The Purchaser represents that the foregoing representations and warranties are true and correct as of the date hereof. The foregoing representations, warranties and agreements shall survive the date hereof.

2. REPRESENTATIONS AND COVENANTS BY THE COMPANY

      2.1 The Company represents and warrants and, where applicable, covenants to the Purchaser as follows:

            (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it proposes to conduct.

            (b) The execution, delivery and performance of this Agreement by the Company has been duly approved by the Board of Directors of the Company.

            (c) The shares to be sold and delivered to the Purchaser hereunder will be duly authorized and validly issued and, upon payment, fully paid and non-assessable.


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            (d) The Company shall at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon conversion of the Warrants, such number of shares of the Common Stock as shall be issuable upon the exercise of all outstanding Warrants. All shares of Common Stock issuable upon exercise of the Warrants shall, upon issuance in accordance with the terms hereof, be duly and validly issued and fully paid and non assessable and free from all taxes, liens, encumbrances and charges with respect to the issue thereof.

3. MISCELLANEOUS

      3.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt required, addressed to the Company, at:

                          Worldwide Data, Inc.
                          36 Toronto Street, Suite 250
                          Toronto, Ontario, Canada M5C2C5

and to the Purchaser at his address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

      3.2 This Agreement shall not be changed, modified or ammended except by a writing signed by the parties to be charged.

      3.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

      3.4 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

      3.5 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of New York.

      3.6 This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement sha11 became a biding obligation of the Purchaser with respect to the purchase of Units as herein provided.


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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                         Number of Units purchased
                                         at $5.00 per Unit: 5,000 Units

                                         Sunnyview International Ltd.
                                         (Name of Purchaser)


                                         T.R. Kessler
                                         ---------------------------------------

                                         P.O. Box N-8303 Nassau, Bahamas
                                         ---------------------------------------
                                         Address of Purchaser

                                                       N/A
                                         ---------------------------------------
                                         Social Security of Taxpayer
                                         Identification No. of Purchaser


                                         /s/ T.R. Kessler
                                         ---------------------------------------
                                         Signature of Purchaser

Accepted by:

WORLDWIDE DATA, INC.


By: /s/ Bronson Conrad
    -------------------------
    Bronson Conrad, President
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                                                                       EXHIBIT A

                             FORM OF CLASS A WARRANT
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                                                                       EXHIBIT B

                             FORM OF CLASS B WARRANT